Exhibit 10.2

DOLBY LABORATORIES, INC.

2000 STOCK INCENTIVE PLAN

(amended and restated September 9, 2004)

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(c) “Award” means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

(d) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Company shall provide the Grantee with notice of the Company’s or such Related Entity’s intent to terminate, the reason therefore, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or such Related Entity’s satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means any committee appointed by the Board to administer the Plan.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Dolby Laboratories, Inc., a California corporation.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(m) “Corporate Transaction” means any of the following transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(n) “Director” means a member of the Board or the board of directors of any Related Entity.

(o) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(p) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(s) “Good Reason” means the occurrence after a Corporate Transaction or Related Entity Disposition of any of the following events or conditions unless consented to by the Grantee:

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Related Entity Disposition;

(ii) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Related Entity Disposition or at any time thereafter; or

(iii) requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Corporate Transaction or Related Entity Disposition except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Related Entity Disposition.

(t) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(u) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “plan” means this 2000 Stock Incentive Plan.

(bb) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than three (3) months commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(cc) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(dd) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ee) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(ff) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(gg) “Share” means a share of the Common Stock.

(hh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 1l(a) below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is three million twenty-six thousand three hundred and forty-six (3,026,346) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator. With respect to grants of Awards to Employees, Directors, or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee (or a subcommittee of the Committee) designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, or sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

(g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Non-Qualified Stock Options and other Awards shall be transferable (i) by will or by the laws of descent and distribution, or (ii) to the extent and in the manner authorized by the Administrator by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option:

(A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of the sale of Shares:

(A) granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, if the exercise occurs on or after the registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement but in the case of an Option, in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become exercisable, subject to reasonable conditions such as such Officer’s, Director’s or Consultant’s Continuous Service, at any time or during any period established in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11(a), below.

(b) Exercise Period Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee is not entitled to exercise the

Award at the date of termination, or if the Grantee does not exercise such Award to the extent so entitled within the Post-Termination Exercise Period, the Award shall terminate.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, Grantee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post- Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the Award, but only to the extent that the Grantee was entitled to exercise the Award as of the date of termination, within twelve (12) months from the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee was not entitled to exercise the Award, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Repurchase Rights. If the provisions of an Award Agreement grant to the Company the right to repurchase Shares upon termination of the Grantee’s Continuous Service, the Award Agreement shall (or may, with respect to Awards granted or issued to Officers, Directors or Consultants) provide that:

(a) the right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Grantee’s Continuous Service (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee’s Continuous Service, within ninety (90) days after the date of the Award exercise);

(b) the consideration payable for the Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in Section 10(a);

(c) the amount of such consideration shall (i) be equal to the original purchase price paid by Grantee for each such Share; provided, that the right to repurchase such Shares at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable), and (ii) with respect to Shares, other than Shares subject to repurchase at the original purchase price pursuant to clause (i) above, not less than the Fair Market Value of the Shares to be repurchased on the date of termination of Grantee’s Continuous Service; and

(d) the right to repurchase Shares, other than the right to repurchase Shares at the original purchase price pursuant to clause (i) of Section 10(c), shall terminate on the Registration Date.

11. Adjustments Upon Changes in Capitalization or Corporate Transaction/Related Entity Disposition.

(a) Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Corporate Transaction.

(i) Termination of Award if Not Assumed. In the event of a Corporate Transaction, each Award will terminate upon the consummation of the Corporate Transaction, unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction, including affirmation of the Award by the Company in the event of a Corporate Transaction as defined in Section 2(m)(iv) and 2(m)(v), above (“Assumed”).

(ii) Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is (x) Assumed, (y) replaced with a comparable Award with respect to shares of the capital stock of the successor corporation or Parent thereof, or (z) replaced with a cash incentive program of the successor corporation, Parent thereof, or of the Company, in the case of a Corporate Transaction as defined in Sections 2(m)(iv) and 2(m)(v), which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award (“Assumed or Replaced”), then such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such Assumed of Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service (substituting the successor employer corporation, if any, for “Company or Related Entity” for the definition of “Continuous Service”) if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Corporate Transaction; and

(B) for the portion of each Award that is not Assumed or Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction. The determination of Award comparability above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

(c) Related Entity Disposition.

(i) Termination of Award if Not Assumed. Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, there shall be a deemed termination of Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such

Continuous Service shall not be deemed to terminate as to any portion of such Award that is Assumed or Replaced by the successor entity or its Parent in connection with the Related Entity Disposition.

(ii) Acceleration of Award upon Related Entity Disposition. Except as provided otherwise in an individual Award Agreement, in the event of a Related Entity Disposition and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service (substituting the successor employer corporation, if any, for “Company or Related Entity” for the definition of “Continuous Service”) if such Continuous Service is terminated by the successor company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Related Entity Disposition; and

(B) for the portion of each Award of a Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition that is not Assumed or Replaced, such portion of the Award of such Grantee automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Related Entity Disposition.

The determination of Award comparability above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

(d) Effective upon the date the Board determines not to proceed with an initial public offering of Shares or terminates the Plan prior to the Registration Date, the Company shall have the right exercisable at any time to terminate all Awards outstanding under the Plan in exchange for a payment to each Grantee whose Continuous Service has not terminated and who holds a partially or fully vested Award as of the date the Company exercises this right an amount in cash (or cash equivalents) equal to the difference in the aggregate exercise price of the vested Shares subject to the Grantee’s Award and the Fair Market Value of such vested Shares (as determined by the Board) as of the date of such exercise by the Company. All Awards held by a Grantee whose Continuous Service terminated for any reason prior to the Company’s exercise of its right under this Section 11(d) shall terminate automatically upon the Company’s exercise of such right and the Company shall have no obligation to make any payment to such Grantee.

(e) In connection with (i) a Corporate Transaction, (ii) a Related Entity Disposition or (iii) the Board’s determination not to proceed with an initial public offering of Shares or the Board’s termination of the Plan prior to the Registration Date pursuant to Section 11(d), above, the Company shall have the right to repurchase all Shares issued under the Plan whether held by a Grantee or such other person at a purchase price equal to the Fair Market Value of the Shares (as determined by the Board) to be repurchased on the date the Company’s repurchase right is exercised.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term often (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment. Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, except to the extent provided in Section 11, above, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The Company’s ability to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Plan Approval. The Plan was adopted by the Board and the shareholders of the Company in 2000. In April 2004, the Board adopted and approved an amendment and restatement of the Plan to amend the transferability provisions with respect to Awards granted under the Plan, which amendment and restatement of the Plan is not subject to approval by the Company’s shareholders. In September 2004, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares reserved for issuance under the Plan, which amendment and restatement of the Plan is subject to approval by the Company’s shareholders.

18. Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

DOLBY LABORATORIES, INC.

2000 STOCK INCENTIVE PLAN

UK APPROVED SUB-PLAN RULES (“this Sub-Plan”)

1)	Purpose.

a) This Sub-Plan to the Dolby Laboratories, Inc. 2000 Stock Incentive Plan (the “Plan”) is for the benefit of employees who are, or may become, resident in the United Kingdom, of Dolby Laboratories, Inc. and of companies of which it has control (as defined in Section 840 of the United Kingdom Income and Corporation Taxes Act 1988 (“the Act”)).

b) This Sub-Plan has been established in order to ensure Options granted under the Plan are capable of being granted under a share option plan approved under Schedule 9 of the Act (“Schedule 9”). An Option for the purposes of this Sub-Plan shall be defined as an option to acquire shares in the Company which is approved under Schedule 9 of the Act and issued under the terms of this Sub-Plan, (the “Option”), and all references to options being Incentive Stock Options in the Plan shall be disregarded.

c) The rules of this Sub-Plan should be read in conjunction with the Plan and are subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this Sub-Plan (in which case the terms of this Sub-Plan shall prevail). In this Sub-Plan words defined in the Plan shall have their same meaning except to the extent the context requires otherwise.

d) This Sub-Plan applies to any grant of Options made under the Plan to individuals who are resident, or may become resident, in the United Kingdom if, at the date of grant (“Date of Grant”), such Options are specified as having been granted subject to the terms and conditions of this Sub-Plan.

2)	Eligibility

a) A UK Individual shall not be entitled to be granted Options under this Sub-Plan unless he is an Eligible Person (as defined in Section 2(b) below) on the Date of Grant.

b) For the purposes of this Sub-Plan an individual is an Eligible Person if he is:

i) an employee (but not an employee who is also a director) of a Participating Company (as defined in Section 2(c) below); or

ii) a director of a Participating Company who devotes substantially the whole of his working time to his duties and is required, under the terms of his office or employment with a Participating Company, to work not less than 25 hours per week excluding meal breaks; and

iii) in either case, not precluded from participation by Paragraph 8 of Schedule 9 (material interests in close companies).

c) A Participating Company means the Company and all companies that are subsidiaries and which are under the control of the Company (within the meaning of Section 840 of the Act) excluding those which the Plan Administrator has determined shall not participate for the time being in this Sub-Plan.

3)	Stock subject to this Sub-Plan

a) The shares over which Options may be granted under this Sub-Plan must form part of the ordinary share capital (as defined in Section 832(1) of the Act) of the Company. The stock must at all times, including the time of grant and the time of exercise, comply with the terms of the Plan and comply with the requirements of Paragraphs 10 to 14 of Schedule 9. Shares issued or transferred pursuant to this Sub-Plan shall rank pari passi in all respects with the Shares then in issue, except that they shall not rank for any right attaching to Shares by reference to a record date preceding the date of exercise.

b) The Company shall, at all times, keep available sufficient authorised and unissued Shares to satisfy to the fullest extent still possible all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue Shares, or shall procure that sufficient Shares are available for transfer.

4)	Award Limitations under the Plan

a) No Option shall be granted to an Eligible Person under this Sub-Plan at any time if it would result in the aggregate Market Value (as defined in Section 5(b) below) of the Shares which he may acquire in pursuance of rights obtained under this Sub-Plan and the aggregate Market Value of Shares which the Eligible Person could acquire by the exercise of an option under any other plan approved under Schedule 9 (not being a savings-related plan) and established by the Company or by any associated company (as defined in Section 416 of the Act) and not exercised, to exceed or further exceed £30,000 or such other limit contained from time to time in Paragraph 28(1) of Schedule 9.

b) For the purpose of Section 4(a):

i) in respect of Options previously granted under this Sub-Plan, the Market Value of the Shares shall be the Market Value originally determined under Section 5 at the time that the Option was granted; and

ii) in the case of rights obtained under any other plan approved under Schedule 9 (not being a savings-related plan), the Market Value of Shares shall be calculated as at the time when the option to acquire those Shares was obtained, or such earlier time as may have been agreed with the United Kingdom Inland Revenue.

c) If the Market Value of the Shares is expressed in a currency other than pounds sterling it shall be converted into pounds sterling at the appropriate exchange rate for that currency as published by the Wall Street Journal on the business day on which the relevant options were granted.

d) If the Plan Administrator attempts to grant an Option under this Sub-Plan which is inconsistent with Section 4(a), the Option granted under this Sub-Plan will be limited and take effect on a basis consistent with the provisions of Section 4 (a).

5)	Option Exercise Price

a) The Option exercise price per Share shall be determined in accordance with Section 5(b) and shall be specified in the Award Agreement. In no circumstance shall the Option exercise price be less than the Market Value of a Share on the Date of Grant of the Option, or if that day is not a dealing day, the business day immediately preceding the Date of Grant of the Option, or if the Company and the Board of the Inland Revenue agree in writing at such earlier time or times as may be provided in that agreement.

b) Market Value of a Share shall mean on any day, its market value determined in accordance with Part VIII of the United Kingdom Taxation of Chargeable Gains Act 1992 and agreed with the Inland Revenue on the Date of Grant, or such earlier date as may be agreed with the Shares Valuation Division of the United Kingdom Inland Revenue.

6)	Adjustments upon Changes in Capitalisation

a) The price at which Shares may be acquired on the exercise of any Option and the number of Shares thereunder may be adjusted as described in Section 11(a) of the Plan only in the event of a variation in the share capital of the Company within the meaning of Paragraph 29(7) of Schedule 9 and only if the prior approval of the United Kingdom Inland Revenue has been obtained for such adjustment.

7)	Exercise of Option

a) A Grantee will not be able to exercise his Option granted under this Sub-Plan if he is ineligible to participate in the Sub-Plan by virtue of Paragraph 8 of Schedule 9 (material interests in close companies).

b) Notwithstanding Section 7(b) of the Plan, Options granted under this Sub-Plan may only be exercised by paying the Option exercise price in cash, by cheque or bank transfer.

c) Notwithstanding Section 9(a) of the Plan, the Company shall not later than 30 days after the effective receipt of the notice of exercise of an Option (given in accordance with the provisions of the Plan) together with the payment of the aggregate Option exercise price in respect of the Shares to be issued or transferred pursuant to the exercise of an Option, allot and issue or procure the transfer of credited as fully paid to the Participant and cause to be registered in his name the number of Shares specified in the written notice or procure the transfer of such Shares.

d) An Option may be subject to a vesting requirement which shall be set out in the Award Agreement and such vesting may apply in all circumstances, or only following a termination of the Grantee’s Continuous Service or as otherwise provided.

8)	Limit on Transfer of Awards

a) Subject to the rights of exercise by the Grantee’s personal representatives, every Option granted under this Sub-Plan shall be personal to the Grantee and may not be sold, transferred or disposed of in any way, and Section 6(j) of the Plan shall be construed accordingly.

9)	Corporate Change

Subject to Section 9.2 (below) for the purposes of this Sub-Plan, a Grantee who has been granted an Option under the Sub-Plan shall be entitled if the Grantee so agrees to receive an Option over shares of a successor company (or another company on any consolidation, merger or amalgamation with or into another company) in consideration of the release of his or her rights under an Option provided that a company:

a) obtains control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on the condition such that if it is satisfied the company will have control of the Company; or

b) obtains control of the Company as a result of making a general offer to acquire all the Shares in the Company which are of the same class as the shares which may be acquired by the exercise of Options granted under this Sub-Plan, (ignoring any shares which are already owned by it or a member of the same group of companies); or

c) obtains control of the Company in pursuance of Section 425 of the United Kingdom Companies Act 1985 (“the 1985 Act”) or the local legislation which the Board of the United Kingdom Inland Revenue accepts is the equivalent of the same; or

d) becomes bound or entitled to acquire shares in the Company under Sections 428 to 430 of the 1985 Act or the local legislation which the Board of the United Kingdom Inland Revenue accepts is the equivalent of the same.

9.2	Where Rule 9.1 above applies:

a) a Grantee may, at any time within the appropriate period (within the meaning of Paragraph 15(2) of Schedule 9) and by agreement with the successor company, release any Option which has not lapsed (“the old option”) in consideration for the grant of a new option (the “new option”). The new option must be equivalent to the old option (within the meaning of Paragraph 15(3) of Schedule 9) but relate to shares in a different company (whether the successor corporation itself or some other company falling within Paragraph 10(b) or 10(c) of Schedule 9); and

b) for the purposes of the application of the provisions of this Sub-Plan, where any Grantee has released an old option, any new option granted shall be regarded as having been granted at the same time as the old option. With effect from the date of release, the new option shall be subject to the same provisions of this Sub-Plan as applied to the old option except that the following terms have the meaning assigned to them in this Section and not the meanings in the Plan:

“Board” means the Board of Directors of the company in respect of whose shares the new options have been granted;

“Committee” means the Committee of the board of directors of the company in respect of whose shares new options have been granted;

“Company” means the company in respect of whose shares the new options have been granted; and

“Shares” means fully paid ordinary shares in the capital of the company over whose shares the new options have been granted and which satisfy the conditions specified in Paragraphs 10 to 14 of Schedule 9.

c) notwithstanding anything contained in the Plan, if the company merges or is consolidated with another company under circumstances where the company is not the surviving company, no Options may be granted under this Sub-Plan following such merger or consolidation apart from new options granted by the successor company.

9.3	For the purposes of this Section 9, ‘control’ has the meaning set out in Section 840 of the Act.

10)	Legal Entitlement

10.1	Nothing in the Plan or this Sub-Plan nor in any instrument executed pursuant to it will confer on any person any right to continue in an office, or consultancy employment, nor will it affect the right of the provider of any service relationship to terminate the employment or office of any person without liability at any time with or without cause, nor will it impose upon the Committee or any other person any duty or liability (whether in contract, tort or otherwise) whatsoever in connection with:

a) the lapsing of any Option pursuant to the Plan or this Sub-Plan;

b) the failure or refusal to exercise any discretion under the Plan or this Sub-Plan; and/or

c) a holder of an Option ceasing to be a person who has a service relationship for any reason whatsoever.

10.2	Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

10.3	Any person who ceases to have the status or relationship of an employee or director with the Company or any Participating Company as a result of the termination of his employment or office for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of employment, office or consultancy or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Option, the Plan, this Sub-Plan or any instrument executed pursuant to it.

10.4	The benefit of this Section 10 is given to the Company for itself and as trustee and agent of each Participating Company. To the extent that this Section benefits any company which is not a party to the Plan or this Sub-Plan, the benefit shall be held on trust and as agent by the Company for such company and the Company may, at its discretion, assign the benefit of this Section 10 to any such company.

11)	Amendment to this Sub-Plan

If this Sub-Plan is and is to remain approved under Schedule 9 no amendment shall be made to:

a) any Option granted under this Sub-Plan;

b) the terms of this Sub-Plan;

c) the Plan, if it shall effect this Sub-Plan

except to the extent that the United Kingdom Inland Revenue has approved such amendments, and Section 4(b)(vii) and Section 13 of the Plan shall be construed accordingly. No such amendment shall take effect before the date on which it is approved by the United Kingdom Inland Revenue.

12)	Other Amendments to the Plan

12.1	When the Board, Committee or Administrator, under the powers conferred by the Plan, determines the terms and conditions of any Option granted under this Sub-Plan, such terms and conditions (including vesting restrictions) shall notwithstanding Sections 6(a), (c) and 8(a) of the Plan:

a) be objective, specified at the date the Option is granted and set out in full, in, or details given with, the written Award Agreement; and

b) be such that rights to exercise such Options after the fulfilment or attainment of any terms and conditions so specified shall not be dependent upon the further discretion of any person; and

c) not be capable of amendment, variation or waiver under Section 4(b)(vii) of the Plan unless an event occurs which causes the Board, Committee or Administrator to reasonably consider that a waived, varied or amended term and condition would be a fairer measure of performance and would be no more difficult to satisfy.

12.2	Within 28 days of the Date of Grant, an Eligible Person who has been granted an Option shall be given an Award Agreement and Section 6(k) of the Plan shall be construed accordingly.

12.3	The following Sections of the Plan shall be deleted or amended for the purposes of construing this Sub-Plan:

a) In Section 2 (c) of the Plan, the words “Restricted Stock, or other right or benefit under the Plan” shall be deleted.

b) The definition of “Continuous Services” as defined in Section 2(l) of the Plan, shall, for the purposes of the application of this Sub-Plan be defined as “the provision of services to the Company or a related entity in any capacity of Employee or Director, that is not terminated”.

c) In Section 2(t) of the Plan, the words “Employee, Director or Consultant” shall be replaced with “Employee or Director”.

d) In Section 4, 5, 6 and 8 of the Plan, all references to Awards made to Consultants shall be ignored for the purpose of this Sub-Plan.

e) For the purpose of this Sub-Plan, Section 6(a) of the Plan shall be replaced with the words “The Administrator is authorised under the Plan to award any type of arrangement to an Eligible Person that is not inconsistent with the provisions of the Plan and that by its terms involves the issuance of an Option”.

f) In Section 6(c) of the plan, the words “repurchase provisions” shall be deleted from the first sentence.

g) In Section 6(c) of the Plan, the words “forfeiture provisions, forms of payment” until “of the Award, payment contingencies” shall be deleted.

h) In Section 6(c) of the Plan, the words “Partial achievement of the specified criteria” until “as specified in the Award Agreement” shall be deleted.

i) Section 6 (d), (e), (f) and (g) of the Plan, shall be deleted.

j) In Section 6(h) of the Plan, the words from “Any invested Shares received” until “Administrator determines to be appropriate” shall be deleted.

k) Notwithstanding Section 6(h)(i) and 8(b) and (c) of the Plan, no Option shall be exercisable after the expiration of ten (10) years after the effective Date of Grant of such Option.

l) In the event of the death of a Grantee, the Grantee’s personal representative may exercise the Option during the period ending not later than the earlier of 12 months from the date of death and the expiration of the term of the Option.

m) Section 9(b) of the Plan, shall be deleted.

n) Section 10 of the Plan, shall be deleted.

o) Section 11(e) of the Plan, shall be deleted.

p) Section 7(a) of the Plan, shall be deleted and Section 5 of this Sub-Plan shall apply to determine the exercise price.

q) For the purposes of this Sub-Plan, the definition of Disability shall include the inability, in the opinion of a qualified physician, of a Grantee to perform the major duties of his position with the Participating Company because of injury.

r) In Section 8(a)(i) of the Plan, the words “over five (5) years from the date the Option is granted” shall be replaced with the words “over five (5) years from the date the Option is granted or such earlier date as specified in the Award Agreement”.

s) In Section 8(b) of the Plan the words “for any reason other than Disability or death”, shall be replaced with the words “for any reason other than Disability, death, redundancy (within the meaning of the Employment Rights Act 1996) (“Redundancy”), or retirement (on the date of the participant’s 65th birthday) (“Retirement”)”.

t) In Section 8(c) of the Plan the first sentence shall be replaced with the words “In the event of termination of the Grantee’s Continuous Service as a result of his or her Disability, Redundancy, Retirement and death, the Grantee may, but only within the Post Termination Exercise Period (or in the case of death the period specified in Section 12(m) above), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination”.

u) Section 8(d) of the Plan shall be deleted.

v) The rules of this Sub-Plan shall be governed by and construed in accordance with the laws of England and the definition of “Applicable Laws” in section 2(b) of the Plan shall be construed accordingly”.

Adopted on behalf of the Company	_______________________________

Name of Signatory	_______________________________

Date	_______________________________

DOLBY LABORATORIES, INC.

2000 STOCK INCENTIVE PLAN

2000 UK UNAPPROVED RULES (“UK UNAPPROVED PLAN”)

The rules of this UK Unapproved Plan should be read in conjunction with the rules of the Dolby Laboratories, Inc. 2000 Stock Incentive Plan – 2000 UK Approved Rules (the “Sub-Plan”), except to the extent that the terms and conditions of the Sub-Plan differ from or conflict with the terms set out in this UK Unapproved Plan (in which case the terms of this Unapproved Plan shall prevail). In this Unapproved Plan words defined in the Sub-Plan shall have the same meaning except to the extent that the context requires otherwise.

1.	Grant of Options

(a)	For the purpose of Options granted under this 2000 UK Unapproved Plan, the Sub-Plan shall apply except that:

(i)	An Eligible Person shall be an Employee, Director or Consultant, as defined in the Dolby Laboratories, Inc. 2000 Stock Incentive Plan (the “US Plan”) and paragraph 2 of the Sub-Plan shall be read accordingly. In addition the Board shall have the discretion to make an award of Options to any other person at its sole discretion.

(ii)	Options issued under this Unapproved Plan shall not be approved under Schedule 9.

(iii)	The Stock over which Options may be granted is not required to comply with Paragraphs 10 – 14 of Schedule 9.

(iv)	Section 4 of the Sub-Plan (“Award Limitations under the Plan”) shall not apply for the purposes of Options granted under this Unapproved Plan.

(v)	Section 7(a) and 7(b) of the Sub-Plan shall not apply.

(vi)	Section 8 of the Sub-Plan shall be deleted and Section 6(j) of the US Plan shall apply to this Unapproved Plan.

(vii)	Section 9.2(a) of the Sub-Plan shall be amended so that references to Paragraphs 15(2) and (3) of Schedule 9 and Paragraphs 10(b) and (c) of Schedule 9 are deleted.

(viii)	The definition of “Shares” at Section 9.2(b) and (c) of the Sub-Plan shall be deleted for the purpose of this UK Unapproved Plan. For the purpose of this UK Unapproved Plan, the definition of “Shares” shall be defined as a share of the Company’s Common Stock.

(ix)	References in the Sub-Plan to approval by or agreement of the Inland Revenue shall be deleted.

(x)	Section 11 of the Sub-Plan shall be deleted and Sections 4(b)(vii) and Section 13 of the US Plan shall apply to this Unapproved Plan.

(xi)	Section 12.3 of the Sub-Plan shall be deleted with the exception of Paragraphs 12.3(k) and (q).

(xii)	Options issued under this Unapproved Plan may be terminated by the Board at its sole discretion.

2.	Condition of Exercise

(a)	In the event that any taxes and/or social security contributions (“PAYE”) which a Participating Company would be required to account for to the Inland Revenue, or other taxation authority (to the extent that the same may be lawfully recovered from Grantee), becomes due on the Grantee’s exercise of an Option, the Option may not be exercised unless:

(i)	the Participating Company is able to deduct an amount equal to the whole of the PAYE liability from the Grantee’s net pay for the relevant pay period; or

(ii)	the Grantee has paid to the Participating Company an amount equal to the PAYE liability; or

(iii)	the sum of the amount that the Grantee has paid to the Participating Company in respect of the Participating Company’s obligation to satisfy PAYE liability and the total amount that the Participating Company is able to deduct from the Grantee’s net pay for the relevant pay period is equal to or more than the PAYE liability; or

(iv)	the Grantee has given irrevocable instructions to the Company’s brokers (or any other person acceptable to the Company) for the sale of sufficient shares acquired on the exercise of the Option to release an amount equal to the PAYE liability and the payment of the PAYE liability to the Participating Company; or

(v)	the Company determines otherwise.

(b)	The Option may not be exercised until the Grantee has jointly elected and agrees with the Company in respect of Secondary Class 1 National Insurance that becomes due on the exercise, assignment, release or cancellation of the Option (whether in whole or in part) pursuant to Section 4(4)(a) of the Social Security Contributions and Benefits Act 1992 (“the SSCBA 1992”) to be transferred to the Grantee as permitted by Paragraph 3B of Schedule 1 to the SSCBA 1992, in a manner prescribed by the Company and approved in advance by the United Kingdom Inland Revenue.

(c)	The Secondary Class 1 National Insurance that becomes due on the exercise, assignment, release or cancellation of an Option, arising under Section 4(4)(1) SSCBA 1992 shall be included within the definition of PAYE for the purposes of Section 2 of this UK Unapproved Plan.